   As filed with the Securities and Exchange Commission on September 19, 1997
                   Registration Statement No. 333-


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                    Form S-8
                             Registration Statement
                                     Under
                           The Securities Act of 1933

                             WORLD OF SCIENCE, INC.
             (Exact name of Registrant as Specified in its Charter)

                                    NEW YORK
         (State or other Jurisdiction of Incorporation or Organization)

                                   16-0963838
                       (IRS Employer Identification No.)

                       900 Jefferson Road, Building Four
                           Rochester, New York 14623
                    (Address of principal executive offices)

                         1993 EMLOYEE STOCK OPTION PLAN
                              (Full Title of Plan)

                           Fred H. Klaucke, President
                             World of Science, Inc.
                       900 Jefferson Road, Building Four
                           Rochester, New York 14623
                                 (716) 475-0100
(Name, address, including zip code, and telephone number including area code, of Agent for Service)

                                with a copy to:
                            Catherine A. King, Esq.
                           Harris Beach & Wilcox, LLP
                              130 East Main Street
                           Rochester, New York 14604
                                 (716) 232-4440

                        CALCULATION OF REGISTRATION FEE

                             Proposed      Proposed
Title of                     Maximum       Maximum
Securities    Amount         Offering      Aggregate     Amount of
to be         to be          Price per     Offering      Registration
Registered    Registered(1)  Share(2)      Price(2)      Fee(2)

Common
Stock         515,000        $5.84         $3,007,600    $911.40


(1) The Registration Statement also includes an indeterminate number of additional shares that may become issuable as a result of terminated, expired or surrendered options to purchase Common Stock, or pursuant to the antidilution provisions of the Plan.

(2) In accordance with Rule 457, calculated on the basis of the closing sale price of the Common Stock on the Nasdaq National Market System on September 17, 1997.

                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.   INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE.

     The following documents are incorporated by reference in this Registration
Statement:

     1.   The Registrant's Prospectus dated July 8, 1997.

     2. The Registrant's Quarterly Report on Form 10-Q for the quarter ended August 2, 1997.

     3. All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment to this Registration Statement which indicates that all of the shares of common stock offered have been sold or which deregisters all of such shares then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

     4. The description of the common stock of the Registrant is contained in its Registration Statement on Form 8-A filed under the Securities Exchange Act of 1934, which became effective on July 1, 1997, including any amendment(s) or report(s) filed for the purpose of updating such description.

ITEM 4.   DESCRIPTION OF SECURITIES.

          Not applicable.

ITEM 5.   INTERESTS OF NAMED EXPERTS AND COUNSEL.

          Not applicable.

ITEM 6.   INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Section 722 of the New York Business Corporation Law (the "BCL") empowers a New York corporation to indemnify any persons who are, or are threatened to be, parties to any action or proceeding (other than one by or in the right of the corporation to procure a judgment in its favor), whether civil or criminal, by reason of the fact that such person (or such person's testator or intestate), was an officer or director of such corporation, or served at the request of such corporation as a director, officer, employee, agent, or in any other capacity, of another corporation or enterprise. The indemnity may include judgments, fines, amounts paid in settlement and reasonable expenses, including attorneys' fees actually and necessarily incurred by such person as a result of such action or proceeding, or any appeal therein, provided that such officer or director acted in good faith, for a purpose that he or she reasonably believed to be in or, in the case of service for another corporation, not opposed to, the best interests of the corporation and, for criminal actions or proceedings, in addition, had no reasonable cause to believe his or her conduct was unlawful. A New York corporation may indemnify officers and directors against amounts paid in settlement and reasonable expenses, including attorneys' fees, actually and necessarily incurred by him or her in connection with the

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defense or settlement of an action by or in the right of the corporation under the same conditions, except that no indemnification is permitted in respect of
(1) a threatened action, or a pending action which is settled or otherwise disposed of, or (2) any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation, unless and only to the extent judicially approved. Where an officer or director is successful on the merits or otherwise in the defense of an action referred to above, the corporation must indemnify him or her against the expenses which such officer or director actually and red.

     In accordance with Section 402(b) of the BCL, the Restated Certificate of Incorporation of the Company contains a provision to limit the personal liability of the directors of the Company to the fullest extent permitted under the BCL; provided, however, that there shall be no limitation of a director's liability for acts or omissions committed in bad faith, or that involved intentional misconduct or a knowing violation of law, or from which a director personally gained a financial profit or other advantage to which he or she was not legally entitled. The effect of this provision is to eliminate the personal liability of directors to the Company and its shareholders for monetary damages for actions involving a breach of their fiduciary duty of care, including any such actions involving gross negligence.

     Article VIII of the of By-Laws of the Company provides for indemnification for the officers and directors of the Company to the full extent permitted by applicable law.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the Registrant pursuant to the foregoing provisions, the Registrant has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

ITEM 7.   EXEMPTION FROM REGISTRATION CLAIMED.

          Not applicable.

ITEM 8.   EXHIBITS

          The following exhibits are filed with this Registration Statement:

          4.1 Form of Restated Certificate of Incorporation of the Registrant, defining the rights of holders of its Common Stock (Incorporated by reference from Registrant's Form S-1 dated April 11, 1997 (Registration
     No.: 333-25031)).

          4.2 1989 Incentive Stock Option Plan (Incorporated by reference from Registrant's Form S-1 dated April 11, 1997 (Registration
               No.: 333-25031)).

          4.3 1993 Employee Stock Option Plan (Incorporated by reference from Registrant's Amendment No. 1 to Form S-1 dated June 5, 1997 (Registration
     No.: 333-25031)).

          5.   Opinion of Harris Beach & Wilcox, LLP.

          23.1 Consent of KPMG Peat Marwick, LLP.

          23.2 Consent of Harris Beach & Wilcox, LLP (included in Exhibit 5).

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

ITEM 9.   UNDERTAKINGS

          (a)  Rule  415 Offerings.
               ----  -------------

          The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent-post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in the volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement;

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (b) Filings incorporating subsequent Exchange Act documents by
              ----------------------------------------------------------
reference.
---------

          The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (c) Filing of Registration Statement on Forms S-8.
              ---------------------------------------------

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted

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to directors, officers and controlling persons of the Registrant pursuant to the provisions of the Registrant's charter, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being offered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

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

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement or amendment thereto to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Rochester, State of New York, on September 19, 1997.

                              WORLD OF SCIENCE, INC.

                                    /s/ Fred H.Klaucke
                              By:   __________________________________
                                    Fred H. Klaucke, President and Chief
                                    Executive Officer

                                    /s/ Charles A. Callahan
                              By:   __________________________________
                                    Charles A. Callahan, Vice President of
                                    Finance and Chief Financial Officer


     Each person whose signature appears below hereby constitutes and appoints FRED H. KLAUCKE and CHARLES A. CALLAHAN each of them, such person's true and lawful attorney-in-fact and agent, with full powers of substitution, for such person and in such person's name, place and stead, in any and all capacities, to sign and to file any and all amendments, including post-effective amendments, to this Registration Statement with the Securities and Exchange Commission, granting to said attorney-in-fact full power and authority to perform any other act on behalf of the undersigned required to be done in connection therewith.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


     Signature                      Title                    Date
     ---------                      -----                    ----

     /s/ Fred H. Klaucke                                     September 19, 1997
     ____________________________                            ____________
     Fred H. Klaucke                Board, President and
                                    Chief Executive Officer



By:  ____________________________   Director                 ________________
     Richard B. Callen

     /s/ Thomas A. Scanlon                                   September 19, 1997
By:  ____________________________   Director                 ____________
     Thomas A. Scanlon

     /s/ Thomas A. James                                     September 19, 1997
By:  ____________________________   Director                 ____________
     Thomas A. James

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